CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 25 to the Registration Statement of Franklin Investors Securities Trust on Form N-1A (File No. 33-11444) of our reports dated December 5, 1997 on our audit of the financial statements and financial highlights of Franklin Investors Securities Trust for the year ended October 31, 1997.



                                    /s/ PricewaterhouseCoopers LLP
                                    PricewaterhouseCoopers LLP


San Francisco, California
December 23, 1998